UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2011

GRUBB & ELLIS COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 2.03 Creation of a Direct financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 8.01 Other Events.
On August 10, 2011, Grubb & Ellis Company (the “Company”) entered into a Stock Purchase Agreement dated as of August 10, 2011 (the “Purchase Agreement”) by and between the Company and IUC-SOV, LLC (the “Purchaser”), an entity affiliated with Sovereign Capital Management and Infinity Real Estate. Pursuant to the Purchase Agreement, the Company sold to Purchaser all of the shares of Daymark Realty Advisors, Inc. (“Daymark”). Daymark was a wholly-owned subsidiary of the Company that had been managing the Company’s nationwide tenant-in-common portfolio of commercial real estate properties. The closing (the “Closing”) of the transactions contemplated by the Purchase Agreement (the “Transactions”) was completed on August 10, 2011.
Stock Purchase Agreement
Pursuant to the Purchase Agreement, the Company sold to Purchaser all of the outstanding shares of Daymark in exchange for (1) a cash payment of $500,000 (the “Estimated Closing Cash Payment”) from Purchaser and (2) the assumption by Purchaser of $10,700,000 of the net intercompany balance payable from the Company to NNN Realty Advisors, Inc. (“NNNRA”), a wholly-owned subsidiary of Daymark.
Pursuant to the Purchase Agreement, immediately after the completion of the sale of the Daymark shares (and after NNNRA had become a wholly-owned subsidiary of the Purchaser), the Company (1) paid NNNRA a $500,000 cash payment and (2) issued to NNNRA a $5,000,000 promissory note (the “Promissory Note”) in full satisfaction of the remaining portion of the Company’s net intercompany balance payable to NNNRA that was not assumed by Purchaser.
Pursuant to the Purchase Agreement, the Company has agreed to indemnify, subject to various limitations, Purchaser and its affiliates against any losses incurred or suffered by them as a result of (1) the breach of any representation or warranty made by the Company in the Purchase Agreement (subject to applicable survival limitations); (2) the breach of any covenant or agreement made by the Company in the Agreement; (3) any claim for brokerage or finder’s fees payable by Daymark or any of its subsidiaries in connection with the Transactions; (4) any liabilities or claims to the extent arising from the actions or omissions of (A) the Seller and its subsidiaries (other than Daymark and its subsidiaries) and (B) Daymark and its subsidiaries prior to the Closing, in each case, related to the office building at 7551 Metro Center Drive in Austin Texas (“Met Center 10”) (provided that indemnification for Met Center 10 (x) shall not cover any legal fees and expenses that were paid prior to Closing and (y) shall not cover any legal fees and expenses that have not been paid prior to the Closing except to the extent (and only to the extent) that they exceed $650,000); (5) certain liabilities under various employment agreements, plans and policies; or (6) fraud by Seller or any of its subsidiaries (other than Daymark or any of its subsidiaries).

Pursuant to the Purchase Agreement, the Purchaser has agreed to indemnify, subject to limitations, the Company and its affiliates against any losses incurred or suffered by them as a result of (1) the breach of any representation or warranty made by Purchaser in the Purchase Agreement (subject to applicable survival limitations); (2) the breach of any covenant or agreement made by Purchaser in the Agreement; (3) any liabilities of, obligations of or claims against the Company or any of its subsidiaries related to or arising from the business or operations of Daymark or any of its subsidiaries (whether relating to matters that occurred, arose or were asserted prior to the Closing or relating to matters that occur, arise or are asserted after the Closing), including existing and future litigation and claims, non-recourse carve-out guarantees and other guaranty obligations of the Company and its subsidiaries (provided that Purchaser shall not be obligated to indemnify Seller or its affiliates for losses of Seller or its affiliates that are the result of (x) a certain litigation matter or (y) fraud by Seller); (4) the first $650,000 of legal fees and expenses relating to Met Center 10 that have not been paid prior to the Closing; and (5) fraud by Purchaser or any of its subsidiaries. Among other indemnification limitations, the liability of Purchaser for indemnifying the Company and its affiliates for liabilities, obligations or claims related to or arising from the business or operations of Daymark or its subsidiaries as described in clause (3) above (if related solely to any fact, event or circumstances prior to the Closing) shall not exceed $7,500,000 in the aggregate.
Promissory Note
The $5,000,000 principal amount of the Promissory Note issued by the Company to NNNRA becomes due and payable on August 10, 2016 (the “Maturity Date”). Interest accrues on the unpaid principal of the Promissory Note at a rate equal to 7.95% per annum. Accrued and unpaid interest on the Promissory Note is payable on the last day of each calendar quarter (commencing on September 30, 2011) and on the Maturity Date. The Company may prepay all or any portion of the Promissory Note at any time without premium or penalty.
Upon a change of control of the Company or certain Company recapitalization events, the Company will be obligated to prepay, within 10 business days following the date of such event, an amount equal to the sum of (A) an amount of principal (the “Mandatory Principal Prepayment Amount”) equal to the lesser of (i) $3,000,000 and (ii) the then-outstanding principal amount of the Promissory Note plus (B) all accrued and unpaid interest on the Mandatory Principal Prepayment Amount.
Events of default under the Promissory Note include (i) a default by the Company in the payment of any interest or principal on the Promissory Note when due and such default continues for a period of 10 days after written notice from the holder and (ii) the Company becomes subject to any final and non-appealable writ, judgment, warrant of attachment, execution or similar process that would cause a material adverse effect on the financial condition of the Company and its subsidiaries, taken as a whole. Upon the occurrence of an event of default, the holder of the Promissory Note may declare and demand the Promissory Note immediately due and payable.

Intercompany Balance Settlement and Release Agreement
In connection with the closing of the Transactions, the Company, Daymark and each of Daymark’s subsidiaries entered into an Intercompany Balance Settlement and Release Agreement dated August 10, 2011 (the “IBSRA”).
Pursuant to the IBSRA, Daymark and its subsidiaries released the Company from any and all claims, obligations, contracts, agreements, debts and liabilities that Daymark and its subsidiaries now have, have ever had or may in the future have against the Company arising at the time of or prior to the Closing or on account of or arising out of any matter, fact or event occurring at the time of or prior to the Closing, including (1) all rights and obligations under that certain Services Agreement dated as of January 1, 2011 by and among the Company, Daymark and other parties thereto (the “Services Agreement”), (2) all other contracts and arrangements between Daymark or any of its subsidiaries and the Company, (3) all intercompany payables and any other financial obligations or amounts owed to Daymark or any of its subsidiaries by the Company and (4) rights to indemnification or reimbursement from the Company, subject to various exceptions. Daymark and its subsidiaries also waived rights to coverage under D&O insurance policies maintained by the Company.
Pursuant to the IBSRA, the Company released Daymark and each of its subsidiaries from any and all claims, obligations, contracts, agreements, debts and liabilities that the Company now has, has ever had or may in the future have against Daymark or any of its subsidiaries arising at the time of or prior to the Closing or on account of or arising out of any matter, fact or event occurring at the time of or prior to the Closing, including (1) all rights and obligations under the Services Agreement, (2) all other contracts and arrangements between the Company and Daymark or any of its subsidiaries, (3) all intercompany payables and any other financial obligations or amounts owed to the Company by Daymark or any of its subsidiaries and (4) rights to indemnification or reimbursement from Daymark or any of its subsidiaries, subject to various exceptions.
The foregoing is a summary of the material terms and conditions of each of the Purchase Agreement, the Promissory Note and the IBSRA and does not purport to be a complete discussion of those documents. Accordingly, the foregoing is qualified in its entirety by reference to the full texts of those documents, which are filed as exhibits hereto and incorporated herein by reference.
Press Release
On August 10, 2011, the Company issued a press release, attached as an exhibit hereto, announcing the completion of the Transactions.

Pending Sale of Alesco Global Advisors to Lazard Asset Management LLC
As disclosed in the Form 8-K that we filed on June 16, 2011, we entered into a definitive agreement on June 1, 2011 for the sale of substantially all of the assets of our real estate investment fund business, Alesco Global Advisors, to Lazard Asset Management LLC (the “Pending Alesco Sale”). Closing of the Pending Alesco Sale is subject to customary approvals and is expected to occur in the third quarter of 2011.
Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The unaudited pro forma consolidated balance sheet as of March 31, 2011 and the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010, which give effect to the Transactions and the Pending Alesco Sale, are filed as exhibits hereto and incorporated herein by reference.
(d) Exhibits
10.1 Stock Purchase Agreement dated as of August 10, 2011 by and between Grubb & Ellis Company and IUC-SOV, LLC.
10.2 $5,000,000 Promissory Note issued by Grubb & Ellis Company on August 10, 2011.
10.3 Intercompany Balance Settlement and Release Agreement dated as of August 10, 2011 by and among Grubb & Ellis Company, Daymark Realty Advisors, Inc. and each subsidiary of Daymark Realty Advisors, Inc.
99.1 Press Release issued by Grubb & Ellis Company on August 10, 2011.
99.2 Grubb & Ellis Company Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2011 and Grubb & Ellis Company Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2011 and for the year ended December 31, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Michael J. Rispoli
Michael J. Rispoli
Executive Vice President and Chief Financial Officer

Dated: August 10, 2011